Exhibit 5.2

Faegre Baker Daniels LLP
600 East 96th Street Suite 600
Indianapolis Indiana 46240-3789
Phone +1 317 569 9600
Fax +1 317 569 4800

December 11, 2014

Meritor, Inc.
2135 West Maple Road
Troy, MI 48084

Ladies and Gentlemen:

We have acted as Indiana counsel to Meritor, Inc., an Indiana corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") in the form to be filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the Securities Act, the following securities of the Company: (1) debt securities (the "Debt Securities"), which may include guarantees of the Debt Securities (the "Guarantees") by direct and indirect subsidiaries of the Company; (2) shares of common stock, par value $1.00 per share (the "Common Stock"); (3) shares of Preferred Stock, no par value in one or more classes or series; and (4) warrants to purchase Debt Securities, Common Stock or Preferred Stock (the "Warrants"). The Debt Securities, the Guarantees, the Common Stock, the Preferred Stock and the Warrants are collectively referred to herein as the "Securities."

The Debt Securities and Guarantees may be issued pursuant to an existing indenture dated as of April 1, 1998, as supplemented as of July 7, 2000, June 23, 2006, May 31, 2013, and February 13, 2014, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to BNY Midwest Trust Company as successor to The Chase Manhattan Bank), as trustee, or another indenture to be entered into by the Company, the trustee named therein and, where applicable, the subsidiary guarantors in the forms incorporated by reference or included as exhibits to the Registration Statement (collectively, the "Indentures"). The Warrants will be issued pursuant to one or more warrant agreements (the "Warrant Agreements") to be entered into by the Company and the applicable warrant agent.

In connection with this opinion, we have examined the Registration Statement, the Restated Articles of Incorporation, as amended to date (the "Articles") and the Amended Bylaws of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, such agreements, certificates of public officials, and certificates of officers or other representatives of the Company and others, and such other documents, instruments, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

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In our examination, we have assumed, without independent verification: (a) the legal capacity of all natural persons; (b) the genuineness of all signatures; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (e) the authenticity of the originals of such latter documents; (f) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments, certificates and records we have reviewed; and (g) the absence of any undisclosed modifications to the agreements and instruments reviewed by us. We have also assumed that any certificates evidencing Common Stock or Preferred Stock issued pursuant to the Registration Statement will be in a form that complies with the Indiana Business Corporation Law (the "IBCL"). We have also relied upon oral or written statements and representations of officers and other representatives of the Company and others.

The opinions set forth below are limited to the laws of the State of Indiana, and we do not express any opinion with respect to the law of any other jurisdiction.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

1. With respect to the shares of Common Stock, when (i) a prospectus supplement and any other offering material with respect to the Common Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (ii) appropriate corporate action has been taken to authorize the issuance of Common Stock; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; (iv) the Common Stock shall have been duly issued and delivered by the Company against payment of the agreed-upon consideration therefor in accordance with such corporate action; and (v) unless issued without certificates, certificates representing shares of Common Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events, such Common Stock, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered validly and legally binding purchase agreement or agency agreement, or upon conversion, exchange or exercise of any other Security or the instrument governing such Security providing for such conversion, exchange or exercise, will be duly authorized, validly issued, fully paid and non-assessable. In rendering the opinion set forth in this Paragraph 1, we have assumed that, at the time of issuance of any Common Stock, (a) the Articles, the Amended Bylaws and the IBCL shall not have been amended after the date hereof so as to affect the validity of such issuance, and (b) there shall be sufficient Common Stock authorized under the Articles (as then in effect) and not otherwise reserved for issuance.

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2. With respect to the shares of any series of Preferred Stock, when (i) a prospectus supplement and any other offering material with respect to the Preferred Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (ii) appropriate corporate action has been taken to authorize the issuance of Preferred Stock, to fix the terms thereof and to authorize the execution and filing of articles of amendment relating thereto with the Secretary of State of the State of Indiana; (iii) such articles of amendment shall have been executed by duly authorized officers of the Company and so filed by the Company, all in accordance with the laws of the State of Indiana; (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained; (v) Preferred Stock with terms so fixed shall have been duly issued and delivered by the Company against payment of the agreed-upon consideration therefor in accordance with such corporate action; and (vi) unless issued without certificates, certificates representing shares of Preferred Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events, such Preferred Stock, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered validly and legally binding purchase agreement or agency agreement, or upon conversion, exchange or exercise of any other Security or the instrument governing such Security providing for such conversion, exchange or exercise, will be duly authorized, validly issued, fully paid and non-assessable. In rendering the opinion set forth in this Paragraph 2, we have assumed that, at the time of issuance of any Preferred Stock, (a) the Articles, the Amended Bylaws and the IBCL shall not have been amended after the date hereof so as to affect the validity of such issuance, and (b) there shall be sufficient Preferred Stock authorized under the Articles (as then in effect) and not otherwise reserved for issuance.

3. The Company has the corporate authority under Indiana law to execute and deliver one or more Indentures and the Debt Securities.

4. The Company has the corporate authority under Indiana law to execute and deliver one or more Warrant Agreements.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading "Legal Matters" in the prospectuses which form a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

FAEGRE BAKER DANIELS LLP

By:	/s/ David C. Worrell
David C. Worrell, Partner

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